UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

SAMSARA LUGGAGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54649	26-0299456
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

26 Broadway, Suite 934, New York,

New York, 10004

(Address of principal executive offices and Zip Code)

(917) 914-2208

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

135 East 57th Street, Suite 18-130

New York, New York, 10022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.0001	SAML	OTC Market, PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On March 31, 2025, Samsara Luggage Inc. (the “Company”) confirms John-Paul Backwell’s resignation as CEO, effective immediately. Mr. Backwell resigned to focus on his role as Chief Executive Officer of Fusion Fuel Green Plc. Mr. Backwell remains available to ensure an orderly transition. Mr. Backwell’s resignation was not due to any disagreement with the Company, its management, or its operations.

Appointment of Chief Executive Officer

Effective as of March 28, 2025, the Board of Directors appointed Nicolas Link (44) as the new Chief Executive Officer of the Company. Mr. Link is a Director of the Company and serves in several executive and non-executive leadership roles, including Chief Executive Officer of Ilustrato Pictures International Inc.. and Chairman of Dear Cashmere Holding Company.

There are no family relationships that exist between Mr. Link and any director or executive officer of the Company. Additionally, Mr. Link has not engaged in any transactions requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing these management changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated March 31,2025, announcing the appointment of Nicolas Link as CEO and the resignation of John-Paul Backwell as CEO and Director
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsara Luggage Inc.

/s/ Nicolas Link
Nicolas Link
CEO

Date: March 31, 2025